Exhibit 15.1

Private Bag X6 Gallo Manor 2052 South Africa	Deloitte & Touche Registered Auditors Audit & Assurance Deloitte 5 Magwa Crescent Waterfall City Waterfall 2090 Docex 10 Johannesburg Tel: +27 (0)11 806 5000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280758 on Form F-3 of our report dated June 9, 2026, relating to the financial statements of Karooooo Ltd. appearing in this Annual Report on Form 20-F for the year ended February 28, 2026.

/s/ Deloitte & Touche

Deloitte & Touche

June 9, 2026